UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to § 240.14a-12

FOREST LABORATORIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FOREST LABORATORIES FILES INVESTOR PRESENTATION

Demonstrates Track Record of Delivering on Commitments to Build Shareholder Value

Recommends Shareholders Vote the WHITE Proxy Card FOR ALL Forest Nominees

NEW YORK, July 24, 2012 – Forest Laboratories, Inc. (NYSE: FRX) (“Forest”) today announced that the Company has filed a presentation with the Securities and Exchange Commission (“SEC”) in connection with its Annual Meeting of Shareholders to be held on August 15, 2012. The presentation is available at www.FRX2012annualmeeting.com and on the SEC’s website, www.sec.gov.

The presentation outlines important facts for shareholders to consider in connection with the upcoming director elections at the Annual Meeting. Forest has:

•	Continued to advance its product pipeline and made strong R&D progress over the last year.
o	In 2012, Forest has obtained one New Drug Application (NDA) approval (TUDORZA) and completed positive Phase III programs for levomilnacipran and cariprazine, for which it expects to file NDAs later this year. Forest also expects to obtain another NDA approval in the next two months (linaclotide).

•	Grown its marketed products through effective promotion and prudent investment.
o	Forest applies proven expertise in building multiple blockbusters to newly launched products.
o	Its franchises in therapeutic areas most frequently treated by primary care physicians create operating leverage from cross-promoting multiple products.

•	Developed a diversified and balanced product portfolio to drive long-term growth and build sustainable value for shareholders.
o	New products will significantly diversify Forest’s revenue mix and generate a return to growth post the FY2012 loss of exclusivity of Lexapro.
o	Forest is targeting top-line sales growth of approximately 15% CAGR (’13 -’18); adjusted EPS growth of approximately 50% CAGR (’13 -’18)

•	Responsibly deployed shareholder capital through judicious use of cash reserves to facilitate the growth of the business and return of capital to shareholders.
o	Forest has returned $1.4 billion to shareholders since 2010, including $850 million in 2011 through two share repurchase programs.

•	Further enhanced its corporate governance and compensation programs.
o	The Board engaged a leading authority in corporate law and corporate governance to review the Company’s governance practices and advise on best practices.
o	Forest implemented new stock ownership guidelines and further aligned its compensation policies with shareholder interests.
o	A committee consisting of the new independent Directors and the presiding Director is leading the CEO succession process with the assistance of Spencer Stuart, which includes the evaluation of both internal and external candidates.

Forest’s nominees, which include five new independent directors elected in the last six years, have diverse and complementary backgrounds spanning a wide range of disciplines, including medicine, law, business, accounting and finance. With an effective balance of leadership continuity and fresh perspectives, the Company is confident that its Board possesses the right skills and expertise to sustain the momentum behind its late-stage pipeline and promising new products to ensure they reach their maximum potential.

Forest urges shareholders to vote the WHITE card they have received from Forest and to vote “FOR ALL” 10 of Forest’s nominees to its Board of Directors. Shareholders can vote by telephone, Internet or by signing, dating and returning the Company’s WHITE proxy card. Forest urges shareholders NOT to sign any proxy card sent to them by the Icahn Group. Even a withhold vote for Icahn’s nominees on Mr. Icahn’s proxy card will cancel any previous proxy submitted by shareholders that voted “FOR ALL” the Company’s nominees.

Forward-Looking Information

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Non-GAAP disclosures can be found in Slide 39 of Forest’s July 24, 2012 Investor Presentation.

Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting. Forest Laboratories has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Forest Laboratories’ 2012 Annual Meeting. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

If you have any questions, require assistance with voting your WHITE proxy card,

or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, NY 10016

frxproxy@mackenziepartners.com

(212) 929-5500 (Call Collect)

Or

TOLL-FREE (800) 322-2885

About Forest Laboratories

Forest Laboratories’ (NYSE: FRX) longstanding global partnerships and track record developing and marketing pharmaceutical products in the United States have yielded its well-established central nervous system and cardiovascular franchises and innovations in anti-infective, respiratory, gastrointestinal and pain management medicine. Forest’s pipeline, the most robust in its history, includes product candidates in all stages of development across a wide range of therapeutic areas. The Company is headquartered in New York, NY. To learn more, visit www.FRX.com.

Investor Contact:

Frank J. Murdolo

Vice President - Investor Relations, Forest Laboratories, Inc.

1-212-224-6714

media.relations@frx.com

Media Contacts:

Sard Verbinnen & Co

Hugh Burns/Renee Soto/Lesley Bogdanow

1-212-687-8080

Additional Investor Contacts:

MacKenzie Partners

Dan Burch

1-212-929-5748

Charlie Koons

1-212-929-5708

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